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                                                                     EXHIBIT 10B

                           DYNCOM - MXM MEDIA SERVICES
                         STRATEGIC PARTNERSHIP AGREEMENT


This document outlines the terms of a Strategic Partnership Agreement ("Agreement") by and between DynCom Inc. ("DynCom"), with its principal offices at 2301 Research Boulevard, Suite 203, Fort Collins, Colorado 80526-1825, and MXM Media Services, Inc. ("MXM"), with its principal offices at 2960 Meade Avenue, Las Vegas, Nevada 89102.

WHEREAS DynCom provides (itself and through agreements with others) e-solutions involving smart card, access key/tool, Internet/intranet, and proprietary technologies, and wishes to enter into a co-development and strategic relationship with MXM; and

WHEREAS MXM provides Internet and local gaming solutions (itself and through agreements with others) and wishes to enter into a co-development and strategic relationship with DynCom; and

WHEREAS MXM and DynCom recognize the mutual advantages of collaboration in the fields of technology, business and marketing;

NOW THEREFORE, in consideration of the mutually agreed upon terms and conditions set forth herein, MXM and DynCom hereby agree to form the Alliance as described in this Agreement, and agree as follows:

1.  OBJECTIVES OF ALLIANCE.

         1.01. The primary objectives of this Alliance are: (1) to develop an effective working relationship that will benefit each of the parties hereto, (2) to collaborate in marketing and in the development of technologies that will enhance the business of both of the parties hereto, and (3) to seek out both short-term and long-term opportunities that may benefit both parties, or as the case may be the other party.

2.  STRUCTURE OF ALLIANCE.

         2.01 Executive Committee. This Agreement and the Alliance will be managed by an Executive Committee comprised of the respective Presidents of and Chief Financial Officers of MXM and DynCom, and such other persons as the parties agree should participate in such Executive Committee.

         2.02. Meetings of the Executive Committee. The Executive Committee shall meet at least once every calendar quarter for the purpose of evaluating this Agreement and the Alliance, and the projects being undertaken by the Alliance. The initial meeting of the Executive Committee shall be held at the offices of MXM within 30 days of signing this Agreement and shall be called by the President of MXM. Subsequent meetings shall be held alternatively at



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each of the parties' respective offices, and be called by the President of the host. The Presidents of the respective parties may call additional meetings.

         2.03. Project Committees. With respect to each project and undertaking pursuant to this Alliance, each of the parties shall designate a Project Manager. The two Project Managers shall comprise a Project Committee, which shall carry out the assigned project and report to the Executive Committee. Each Project Manager serves at the will of the designating party.

         2.04. Committee Resources. Each of the parties to this Alliance agree to provide each of the committees with such resources as may be reasonably necessary to carry out this Agreement and the purpose or purposes of the committee.

3.  SPECIFIC PROJECTS.

         3.01. In General. Each of the parties agrees to use best efforts to define projects that may be suitable for implementation pursuant to this Alliance.

         3.02. Access Technologies. MXM is interested in supplementing its existing product offerings, both for its own use and for the use by prospective gaming clients, to include access technologies (specifically smart cards and similar devices and any ancillary biometric authentication as warranted). DynCom agrees to act as a systems integrator, card issuer, card management service provider, and account manager with respect to the smart card/device aspects of such supplemental gaming offerings, and to work with MXM to develop such Additional Technologies as may be required by MXM's present and future gaming offerings.

         3.03. Security Technologies. MXM is interested in integrating the capabilities of DynCom's "Black Box" into MXM's gaming operations. DynCom agrees to work with MXM to develop such Additional Technologies with respect to the Black Box as may be required by MXM's present and future gaming offerings.

         3.04. Avanti Project. DynCom has entered into an agreement with Avanti Host Group with respect to a "Bingo Boat" operating in international waters. DynCom agrees to retain MXM to provide all necessary gaming software, and DynCom and MXM agree to collaborate in providing necessary solutions for Avanti.

         3.05. Backbone Technologies. Whereas both MXM and DynCom require significant backbone technologies (including hosting, processing, communications and security) to support their respective offerings, the parties hereto agree to work together with a view to determining whether their respective needs may be accommodated with collaborative effort.

         3.06. Other Areas. Whereas both MXM and DynCom are relatively small enterprises with many needs, in such areas as financial accounting, programming and web development, the parties hereto agree to work together with a view to determining whether their respective strengths and abilities may be directed in a collaborative manner to provide organizational and production synergy.




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         3.07. Funding. The parties hereto recognize that with respect to any specific project there will be a need for resources sufficient to achieve the goals and objectives of such project, including both manpower, funding and other resources. Before commencing any specific project, the parties agree to develop a Statement of Work, which shall encompass resource allocations and general direction for the project. MXM hereby agrees to provide initial funding in the amount of $65,000 in order to facilitate the prompt development of the technologies needed for MXM's present and future gaming offerings.

4.  STRATEGIC RELATIONSHIP.

         4.01. Preferred Provider. MXM shall designate DynCom as its preferred provider of smart card and access technologies. DynCom shall designate MXM as its preferred provider of gaming technologies and infrastructure. The preferred provider status shall not prohibit nor prevent either party from entering into similar strategic agreements whenever such party determines, in its sole discretion, that entering into a similar strategic agreement is of significant and vital importance to such party.

         4.02. Marketing. DynCom and MXM agree to work collaboratively in the field of marketing each others' products and services with a view to increasing the benefits to each of this Agreement. The parties hereto agree not to release any announcement regarding the other, or regarding this Agreement, without prior consultation and collaboration of the other party hereto.

         4.03. Non-Disclosure and Confidentiality. Each of the parties hereto agrees to execute and abide by such non-disclosure and confidentiality agreement as may be provided by the other party (or as may be mutually agreed upon) as may be appropriate for protecting the business and marketing information and proprietary intellectual property of the other.

         4.04. Intellectual Property and Additional Technologies. The intellectual property (including trade secrets) of each of the parties hereto shall remain the property of the developing party. With respect to Additional Technologies, subject to the specific terms agreed to by the parties hereto, such Additional Technologies insofar as such pertain to smart technologies and related infrastructure shall be the property of DynCom, and insofar as such pertain to gaming and related infrastructure shall be the property of MXM. Both MXM and DynCom hereby agree to license Additional Technologies to the other upon most favored terms, or upon such other terms as the parties may mutually agree.

         4.05. Disclosure of this Agreement; Public Relations. DynCom and MXM hereby agree that there shall not be any disclosure of this Agreement, nor the terms hereof, without consultation and collaboration with the other party, and without consent (which consent shall not be unreasonably withheld).

5.  GENERAL PROVISIONS.

         5.01. Hold Harmless. The parties hereto agree to mutually indemnify, defend and hold harmless its respective officers, managers, employees and agents from any and all costs, expenses,




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liabilities and damages, including but not limited to reasonable attorney's fees and costs, related to or arising from any breach of this Agreement.

         5.02. Third Parties. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         5.03. Amendment and Waivers. This Agreement shall only be modified or amended in writing, and any waiver as to any provision hereof must similarly be in writing and signed by the party against whom the waiver is to be effective.

         5.04. Notices. All notices required by this Agreement shall be addressed to the addresses set out above and will be effective and deemed delivered three business days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage or one business day after being sent by overnight courier (e.g., Federal Express, Airborne, UPS or Express Mail), properly addressed and prepaid, for next business day delivery.

         5.05. Assignment. This Agreement shall not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld. However, no such consent shall be necessary in the event of an assignment in connection with the sale or transfer of all or substantially all of the assets or business operations of either party.

         5.06. Governing Law. This Agreement shall be governed by and construed under the laws of Colorado and applicable federal law. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements not specifically set forth or referenced herein. If any of the provisions of this Agreement are determined to invalid, the remaining provisions will still be valid.

         5.07. Arbitration. Any and all disputes, claims or controversies related to or arising under this Agreement shall be settled by binding arbitration before one arbitrator. The arbitration shall be held in Colorado. Any decision of the arbitrator shall be final and judgment upon the arbitration award and may be entered in any court of competent jurisdiction.

         5.08. Term. This Agreement shall be effective upon the date signed by the parties hereto and shall have a term of one year from the effective date. The parties hereto may agree to extend the term of this Agreement from time to time and at any time.

         5.09. Counterparts, Effectiveness; Telecopy. This Agreement and the documents relating to the transactions contemplated by this Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same instrument and delivered in person. This Agreement and such documents shall become effective when each party thereto shall have received a counterpart thereof signed by the other parties thereto. In the case of delivery by telecopy by any party, that party shall forthwith deliver a manually executed original to each of the other parties. The parties hereto agree that this agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by


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facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF, the parties have executed this Strategic Partnership Agreement on the dates set out below:

AGREED AND ACCEPTED


DynCom Inc.                                        MXM Media Services, Inc.



 /s/ CURT D. JANSEN                                 /s/ BRIAN SCHINDEL
---------------------------------                  -----------------------------
By:    Curt D. Jansen                        By:   Brian Schindel
Title: President                                   Title: President


Date: Nov 14, 2000                                 Date: Nov 9, 2000
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